Exhibit 99.1

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

IN RE SHIFT TECHNOLOGIES, INC.	) )	c.a. no. 2023-____-___

verified petition for relief pursuant to 8 del. c. § 205

Petitioner Shift Technologies, Inc. (“Shift” or the “Company”), by and through its undersigned counsel, brings this petition pursuant to 8 Del. C. § 205, seeking to have this Court validate a corporate act as follows:

nature of the action

1. The Company petitions this Court seeking relief similar to that several other public entities have recently sought from this Court to create certainty regarding its capitalization following this Court’s recent decision in Garfield v. Boxed, Inc., 2022 WL 17959766 (Del. Ch. Dec. 27, 2022). In particular, the Company seeks to validate its Second Amended and Restated Certificate of Incorporation (the “New Certificate of Incorporation”) adopted in connection with its business combination with Shift Platform, Inc. (f/k/a Shift Technologies, Inc., “Legacy Shift”) in October 2020, which, among other things, increased the aggregate number of authorized shares of Class A Common Stock of the Company from 50,000,000 to 500,000,000 (the “Class A Increase Amendment”).

2. While a majority of the then-outstanding shares of Class A Common Stock voted in favor of the various amendments to the New Certificate of Incorporation, a separate vote of each of the Class A Common Stock was not expressly sought, and this Court’s decision in Garfield v. Boxed, Inc., 2022 WL 17959766, at *1 (Del. Ch. Dec. 27, 2022) creates uncertainty as to the validity of the Class A Increase Amendment and the New Certificate of Incorporation, and thus the shares issued, or to be issued pursuant thereto, threatening the Company with irreparable harm as described more fully herein.

FACTUAL ALLEGATIONS

3. The Company is a Delaware corporation originally formed as a special purpose acquisition company (a “SPAC”) under the name Insurance Acquisition Corp. (“IAC”) on March 13, 2018. On June 29, 2020, the Company entered into an Agreement and Plan of Merger, pursuant to which Legacy Shift would become a subsidiary of IAC (the “Merger”). The Company, now named Shift Technologies, Inc., operates an innovative platform to make car purchases, car sales and ownership simple. Since October 14, 2020, the Company’s Class A Common Stock has traded on the Nasdaq Stock Market (the “NASDAQ”) under the ticker symbol “SFT.”

The Proxy Statement

4. Pursuant to its proxy statement, dated September 24, 2020 (Exhibit A, “2020 Proxy Statement”), the Company solicited stockholder approval for four separate proposals to amend and restate its Amended and Restated Certificate of Incorporation, dated March 19, 2019, as amended on September 10, 2020 (Exhibit B, Old Certificate of Incorporation). The four proposals sought approval of various aspects of the New Certificate of Incorporation, including the Class A Increase Amendment, the classification of the Board of Directors, certain exemptions from the corporate opportunity doctrine and certain additional amendments described in the 2020 Proxy Statement (collectively, the “Amendments”).

5. The 2020 Proxy Statement provided that approval of each of the Amendments required the “affirmative vote of holders of a majority of the outstanding shares of our common stock.” Ex. A at 131, 132, 135, 138. The 2020 Proxy Statement did not specifically require or solicit separate votes of the holders of Class A Common Stock for any of the Amendments. The 2020 Proxy Statement also did not seek a stockholder vote on the New Certificate of Incorporation itself, but did attach a copy of the New Certificate of Incorporation.

The Special Meeting

6. There were 20,653,333 shares of Common Stock outstanding and entitled to vote at the October 13, 2020 special meeting of stockholders (the “Special Meeting”). See Ex. A at 242. Of the outstanding Common Stock, there were 15,490,000 shares of Class A Common Stock and 5,163,333 shares of Class B Common Stock. Id. As disclosed in the Company’s October 13, 2020 Form 8-K (Exhibit C, the “Voting Results Form 8-K”):

●	Proposal No. 2 to adopt the Class A Increase Amendment received the affirmative vote of 15,733,575 shares of Common Stock;

●	Proposal No. 3 to approve the creation of an additional class of directors received the affirmative vote of 14,144,681 shares of Common Stock;

●	Proposal No. 4 to approve certain exemptions from the corporate opportunity doctrine received the affirmative vote of 15,721,950 shares of Common Stock; and

●	Proposal No. 5 to approve certain additional amendments received the affirmative vote of 15,738,974 shares of Common Stock.

Ex. C at 2-3. Each of Proposals Nos. 2-5 received the affirmative vote of a majority of the 20,653,333 shares of Common Stock outstanding. As a result of this affirmative vote, the Company believed that each of the Amendments had received the requisite stockholder approval.

7. Moreover, despite not expressly seeking separate class votes of the Class A Common Stock, the Class A Increase Amendment was approved by a majority of the Class A Common Stock. Assuming that every single share of Class B Common Stock voted in favor of the Class A Increase Amendment, 10,570,242 Class A Common Stock shares voted in favor of the Class A Increase Amendment out of the 15,490,000 outstanding Class A Common Stock shares, constituting a majority of Class A Common Stock shares outstanding.

Closing of the Merger

8. As disclosed in a Form 8-K dated October 14, 2020 (Exhibit D, the “Merger Closing Form 8-K”), believing the Amendments had received the requisite stockholder approval, the Company proceeded to file the New Certificate of Incorporation implementing the Amendments with the Delaware Secretary of State and to consummate the Merger on October 13, 2020. The New Certificate of Incorporation is attached hereto as Exhibit E. Upon closing of the Merger, the shares of Class B Common Stock automatically converted on a one-for-one basis into Class A Common Stock. The aggregate consideration paid in the Merger consisted of (i) 38,000,000 shares of Class A Common Stock and (ii) 6,000,000 shares of Class A Common Stock deposited into an escrow account at the closing of the Merger. Ex. D at 3. Immediately following the Merger, there were 82,106,969 shares of the Company’s Class A Common Stock outstanding, exceeding the number of shares of Class A Common Stock authorized in the Old Certificate of Incorporation. Id. at 2. Additionally, there were 9,852,836 shares authorized for issuance under a 2020 Omnibus Equity Compensation Plan, warrants to purchase 7,745,000 shares of Class A Common Stock, and 2,370,206 options to purchase shares of Class A Common Stock. Id. As of March 1, 2023, the Company had 172,286,709 shares of Class A Common Stock outstanding.

Boxed and Section 245 of the DGCL

9. As mentioned above, this Court’s recent decision in Boxed calls into question the validity of the Class A Increase Amendment and the New Certificate of Incorporation. There, the defendant corporation also sought stockholder approval to amend its certificate of incorporation to increase the number of authorized shares of Class A common stock in connection with its de-SPAC transaction. Boxed, 2022 WL 17959766, at *1. Before the stockholder vote however, the plaintiff in Boxed wrote a letter to the company’s board asserting that the voting standard provided for the amendment to the number of authorized shares of Class A common stock violated the voting rights of the Class A common stockholders under Section 242(b). Id. The company subsequently chose to amend its merger agreement and supplemented its proxy statement to require the separate vote of the holders of its Class A common stock. Id. After the de-SPAC merger was completed, the plaintiff filed an action in this Court seeking attorneys’ fees and expenses for the benefits he allegedly conferred on the company and its stockholders as a result of this change. Id.

10. In Boxed, the Court ultimately concluded that the company’s Class A common stock and Class B common stock were separate classes of capital stock, rather than series. Id. at *9. Thus, the Court held, under the “meritorious when filed” standard applicable under the corporate benefit doctrine, that “Class A and Class B are each a class of common stock, not series.” Id.

11. While the Court’s discussion in Boxed described above is not a final ruling on the merits, the opinion suggests that a reviewing court, if presented with the facts relevant here, may view the Company’s Class A Common Stock as a separate class of capital stock. Under that view, the Class A Increase Amendment would have required a separate vote of the Class A Common Stock. While the Company actually obtained the affirmative vote of a majority of the outstanding shares of Class A Common Stock on the New Certificate of Incorporation and the Class A Increase Amendment, the 2021 Proxy Statement did not disclose that a separate vote of the Class A Common Stock was required to approve the Class A Increase Amendment.

12. In addition, under Section 245 of the Delaware General Corporation Law (the “DGCL”), if, as was the case with the New Certificate of Incorporation, a restated certificate of incorporation further amends in any respect the certificate of incorporation as previously in effect, the restated certificate of incorporation shall be proposed by the directors and adopted by the stockholders. 8 Del. C. § 245(b). While the stockholders approved separate proposals to adopt each of the Amendments, the 2020 Proxy Statement did not present the New Certificate of Incorporation itself to a vote of the stockholders.

13. As a result of the uncertainty regarding the issue raised in the Boxed decision and the failure to expressly submit the New Certificate of Incorporation to a vote of stockholders, the validity of the Class A Increase Amendment, the New Certificate of Incorporation, and the shares issued in reliance on the effectiveness of the New Certificate of Incorporation, has become and will remain uncertain absent prompt relief from the Court.

The Court’s Authority to Validate Defective Corporate Acts Under Section 205(a)

14. Under Section 205(a)(3), this Court may “[d]etermine the validity and effectiveness of any defective corporate act not ratified . . . pursuant to § 204” and under Section 205(a)(4), this Court may “[d]etermine the validity of any corporate act or transaction and any stock, rights or options to acquire stock.” 8 Del. C. § 205(a)(3), (4). A “defective corporate act” is defined, in pertinent part, as “any act or transaction purportedly taken by or on behalf of the corporation that is, and at the time such act or transaction was purportedly taken would have been, within the power of a corporation . . . but is void or voidable due to a failure of authorization.” 8 Del. C. § 204(h)(1). Finally, a “failure of authorization” is defined, in pertinent part, as “the failure to authorize or effect an act or transaction in compliance with (A) the provisions of this title, (B) the certificate of incorporation or bylaws of the corporation, or (C) any plan or agreement to which the corporation is a party or the disclosure set forth in any proxy or consent solicitation statement, if and to the extent such failure would render such act or transaction void or voidable.” 8 Del. C. § 204(h)(2).

15. Here, if a separate class vote of the Class A Common Stock was required to approve the Class A Increase Amendment under Section 242(b)(2), it was not expressly disclosed to stockholders that such separate class vote was required, even though it was in fact obtained, which could constitute a “failure of authorization” for purposes of Sections 204 and 205. In addition, the failure of the stockholders to expressly vote on and adopt the New Certificate of Incorporation itself could constitute a “failure of authorization.” As a result of these potential failures of authorization, the filing of the New Certificate of Incorporation and any shares of the Company’s capital stock issued in reliance on the effectiveness thereof may be invalid and would therefore constitute “defective corporate acts” and/or “putative stock” under Sections 204 and 205.

16. Thus, the Court has the power under Section 205 to ratify and validate the Class A Increase Amendment and New Certificate of Incorporation and the shares of the Company’s capital stock issued in reliance on the validity and effectiveness of the Class A Increase Amendment and New Certificate of Incorporation.

Consideration of Statutory Validation Factors under Section 205(d)

17. Section 205(d) sets forth certain factors that the Court may consider when determining whether to ratify and validate a defective corporate act:

In connection with the resolution of matters pursuant to subsections (a) and (b) of this section, the Court of Chancery may consider the following:

(1) Whether the defective corporate act was originally approved or effectuated with the belief that the approval or effectuation was in compliance with the provisions of this title, the certificate of incorporation or bylaws of the corporation;

(2) Whether the corporation and board of directors has treated the defective corporate act as a valid act or transaction and whether any person has acted in reliance on the public record that such defective corporate act was valid;

(3) Whether any person will be or was harmed by the ratification or validation of the defective corporate act, excluding any harm that would have resulted if the defective corporate act had been valid when approved or effectuated;

(4) Whether any person will be harmed by the failure to ratify or validate the defective corporate act; and

(5) Any other factors or considerations the Court deems just and equitable.

8 Del. C. § 205(d).

18. Belief in the New Certificate of Incorporation’s Validity. With respect to the factor set forth in Section 205(d)(1), the Company demonstrated its good faith belief that the Class A Increase Amendment and New Certificate of Incorporation had been properly approved through its actions taken in connection with the closing of the Merger. In the Voting Results Form 8-K, the Company disclosed that the Class A Increase Amendment, as well as the other Amendments, had been approved by the requisite vote of its stockholders and, as disclosed in the Merger Closing Form 8-K, the Merger was closed on October 13, 2020 in reliance on having received that approval. On the same day, the New Certificate of Incorporation was filed with the Delaware Secretary of State based on the belief that it had been duly adopted in accordance with Sections 242 and 245 of the DGCL. In connection with the Merger, the Company issued shares of Common Stock to its stockholders based on the belief that the Class A Increase Amendment and New Certificate of Incorporation were valid and effective. As of the date of this petition, no stockholder has challenged the effectiveness of the vote obtained on the Class A Increase Amendment, and thus there was no uncertainty about the effectiveness of the Class A Increase Amendment and New Certificate of Incorporation prior to the Boxed decision.

19. Treatment of the New Certificate of Incorporation as Valid. With respect to the factor set forth in Section 205(d)(2), the Company has represented to its public stockholders in the Voting Results Form 8-K that the Class A Increase Amendment and the New Certificate of Incorporation were validly approved. In numerous public filings since the closing of the de-SPAC the Company has disclosed to its stockholders that there are 500,000,000 shares of Common Stock authorized to be issued by the Company. See, e.g., the Company’s Form 10-Q, filed with the SEC on November 9, 2022; the Company’s Form 10-Q, filed with the SEC on August 9, 2022; the Company’s Form 10-Q, filed with the SEC on May 10, 2022.

20. Harm Arising from Validation. With respect to the factor set forth in Section 205(d)(3), the Company does not believe that any person would be harmed by the ratification and validation of the Company’s capital structure if this Petition is granted. In fact, such a validation would only confirm the market’s pre-Boxed understanding and maintain the status quo. The purpose of the ratification is to provide certainty to the capital structure of the Company by ensuring that the New Certificate of Incorporation under which the Company and its stockholders have been operating since October 2020 is valid and effective and that the Company’s stockholders hold valid shares of the Company’s capital stock.

21. Harm Arising from Failure to Validate. Indeed, with respect to the factor set forth in Section 205(d)(4), there are many parties that would be harmed if the Company’s capital structure is not ratified and validated by this Court.

22. As a result of the uncertainty currently surrounding the validity of the Company’s Class A Common Stock, the Company is unable to verify, with the precision required of a public company, which purported stockholders hold valid Class A Common Stock. This has caused and will continue to cause harm to the purported holders of those shares and to the value of the shares themselves. Uncertainty as to the validity of the Company’s outstanding shares may cause market disruption, disturb the Company’s corporate relationships, and could lead to consequent loss of value for the Company’s stockholders.

23. The uncertainty regarding the Company’s capital structure may also threaten to jeopardize the Company’s ongoing operational matters. The Company has been, and currently is, party to certain purchase agreements related to the issuance and sale of its Class A Common Stock. These agreements required the Company to give representations at signing that all of its issued shares of capital stock had been duly and validly authorized and issued and required the Company to provide its authorized capitalization to the counterparties. Continued utilization of these facilities requires the periodic delivery of certifications from officers that such representations remain true and correct and opinion letters that conclude that the Company’s shares have been validly authorized and issued.  The uncertainty has also caused the Company’s auditors to raise questions regarding the capitalization structure.

24. Moreover, the Company is required to file its Annual Report on Form 10-K by March 31, 2023. Because there now exists uncertainty regarding the validity of the New Certificate of Incorporation and the shares issued, or to be issued, in reliance thereon, there likewise may be uncertainty as to the statements and representations the Company is required to make in its Form 10-K, which could in turn impact the ability of the Company’s auditors to provide their required consent for the filing of such Form 10-K. The Company also currently intends to hold its annual meeting in May or June of this year. The Company needs confirmation of the number of shares of Class A Common Stock that are outstanding and eligible to vote in order to determine, with precision, the stockholders entitled to vote at the annual meeting and the outcome of any vote taken at the annual meeting. Absent clarity from this Court, the Company’s stockholders may be disenfranchised by the uncertainty.

25. On October 4, 2022, the Company also received a notification from The Nasdaq Stock Market LLC (“Nasdaq”) that the bid price for the Company’s Class A Common Stock had closed below the $1.00 per share minimum bid price requirement for continued inclusion on the Nasdaq Global Market pursuant to Nasdaq Listing Rule 5450(a)(1) (the “Bid Price Requirement”). The notification provided the Company with a period of 180 days to regain compliance with the Bid Price Requirement, or until April 3, 2023. The Company has received stockholder approval to effect a reverse stock split of Class A Common Stock at a ratio within a range of 1-for-5 and 1-for-10, as determined by the Board of Directors of the Company, which the Company intends to effect in advance of April 3, 2023 in order to regain compliance with the Bid Price Requirement. However, the Company must be able to make certain representations and obtain certain legal opinions regarding its capitalization in order to effect the reverse stock split. Absent clarity from this Court, the Company may not be able to effect the required reverse stock split in time to regain compliance with the Bid Price Requirement.

26. Finally, on December 9, 2022, the Company completed its acquisition of CarLotz, Inc. by means of a stock-for-stock merger transaction.  At the closing of the transaction, the Company issued approximately 84,432,873 shares of its Class A Common Stock to CarLotz stockholders.  Absent clarity from this Court, the validity of such merger consideration shares is uncertain.

27. Other Factors. With respect to the factor set forth in Section 205(d)(5), at least two “other factors” support granting the relief requested in this Petition.

28. First, 8 Del. C. § 204 is not a practical remedy.  Stockholder approval of the ratification would require that the Company call a stockholders meeting, which would take three to four months.  A Section 205 petition would likely have to be filed to confirm the effectiveness of any Section 204 ratification. In addition, under the self-help method of Section 204, the Company would be required to file a certificate of validation with the Delaware Secretary of State to effectively ratify the New Certificate of Incorporation.  8 Del. C. § 204(e)(3) (requiring the filing of a certificate of validation in circumstances where the defective act ratified relates to a certificate previously filed with the Delaware Secretary of State).  While the certificate of validation is being processed by the Delaware Secretary of State, the Company would not be able to obtain certificates of good standing, pay its annual franchise taxes or make any other filings with the Delaware Secretary of State.  The delay would cause additional uncertainty regarding the Company’s capital structure, plus the necessity of likely having to file a Section 205 petition to confirm the effectiveness of any Section 204 ratification, could have serious consequences for the Company, which is expecting to rely on its capital markets facilities to fund its business plan that has been disclosed to stockholders, and can be avoided if the Court grants the current relief requested.

29. Second, as evidenced by the numerous recent filings of petitions for relief pursuant to Section 205, this issue is not isolated to the Company. Rather, this Petition provides an opportunity to the Court to provide guidance as to whether current or potential stockholders of a similar company can rely on such company’s capital structure. Granting the Petition may offer other SPACs a solution to a widespread problem. Crafting a sensible, equitable, and prompt solution would be in keeping with both this Court’s and the State of Delaware’s reputations as the United States’ preeminent caretakers of corporate law and governance.

30. The Company respectfully seeks this Court’s assistance to validate the Class A Increase Amendment and New Certificate of Incorporation and the shares of the Company’s capital stock issued in reliance on the validity and effectiveness of the New Certificate of Incorporation to prevent ongoing harm to the Company.

COUNT ONE
(Validation of Corporate Acts Under 8 Del. C. § 205)

31. The Company repeats and reiterates the allegations above as if fully set forth herein.

32. The Company is authorized to bring this petition under 8 Del. C. § 205(a).

33. Under 8 Del. C. § 205(a), this Court may determine the validity and effectiveness of any corporate act or defective corporate act. A defective corporate act includes any act or transaction purportedly taken by or on behalf of the corporation that is within the power of a corporation but is void or voidable due to a failure of authorization. A failure of authorization includes, among other things, the failure to authorize or effect an act or transaction in compliance with “(A) the provisions of [the DGCL], (B) the certificate of incorporation or bylaws of the corporation … if and to the extent such failure would render such act or transaction void or voidable.” 8 Del. C. § 204(h)(2).

34. The Company filed the New Certificate of Incorporation with the good faith belief that it was adopted in compliance with Delaware law.

35. The Company has treated the New Certificate of Incorporation as valid and effective and treated all acts in reliance on the effectiveness and validity of the New Certificate of Incorporation as valid and effective, and taken other corporate actions and effected other transactions in reliance on the effectiveness thereof.

36. Third parties, including financing sources, key business partners, stockholders, employees and directors, have relied on the validity of the New Certificate of Incorporation and treated all acts in reliance on the effectiveness and validity of the New Certificate of Incorporation as valid.

37. On information and belief, no persons would be harmed by the validation of the New Certificate of Incorporation. The results of the Special Meeting and the filing of the New Certificate of Incorporation were all disclosed publicly, and actions have been taken in reliance thereon.

38. As previously noted, the Company, its prospects and its stockholders may be irreparably and significantly harmed absent relief from this Court.

PRAYER FOR RELIEF

WHEREFORE, the Company respectfully requests that this Court enter an order as follows:

A. Validating and declaring effective the New Certificate of Incorporation, including the filing and effectiveness thereof, as of the date and time that the New Certificate of Incorporation was originally filed with the Delaware Secretary of State; and

B. Validating and declaring effective all shares of the Company’s capital stock issued in reliance on the validity and effectiveness of the New Certificate of Incorporation as of the date and time of the original issuance of such shares; and

C. Granting such other and further relief as this Court deems proper.

/s/ Kevin M. Gallagher
Raymond J. DiCamillo (#3188)
Kevin M. Gallagher (#5337)
Edmond S. Kim (#6835)
RICHARDS, LAYTON & FINGER, P.A.
920 North King Street
Wilmington, Delaware 19801
(302) 651-7700

Attorneys for Petitioner Shift Technologies, Inc.
Dated: March 6, 2023